UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

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New Fortress Energy Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW FORTRESS ENERGY INC.
111 W. 19th Street, 8th Floor
New York, New York 10011
SUPPLEMENT TO PROXY STATEMENT
For the 2026 Annual Meeting of Stockholders to Be Held on
June 17, 2026

Explanatory Note
On or about May 27, 2026, New Fortress Energy Inc. (the “Company”) made available to stockholders its proxy statement (“Proxy Statement”) describing the matters to be voted upon at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”). This supplement (this “Supplement”) updates the Proxy Statement and should be read in conjunction with it.

This Supplement updates the information in the Proxy Statement and is first being made available to stockholders on June 5, 2026. This supplement does not change the proposals to be acted on at the Annual Meeting, or the Board’s recommendations in relation thereto, which are described in the Proxy Statement. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Chief Accounting Officer Leadership Transition

On June 1, 2026, Michael Lowe announced to the Company that he will resign from his role as Chief Accounting Officer effective July 1, 2026. Mr. Lowe has been a valued employee of the Company since 2019, serving first as a Senior Vice President and then as Chief Accounting Officer. Throughout his tenure, Mr. Lowe provided exemplary leadership, particularly during the Company’s complex restructuring which is nearing completion.

Prior to joining the Company, Mr. Lowe was a Director in PwC's Capital Markets and Accounting Advisory Services practice, advising clients on capital markets transactions and complex accounting issues. Mr. Lowe began his career with PwC and served in various roles from 2008 to 2019.

Effective July 1, 2026, Frederick (“Fred”) Hundt will begin serving as Chief Accounting Officer of the Company.

Mr. Hundt, age 48, joined the Company in June 2025 as Global Controller. He has over 25 years of accounting, financial reporting, audit, and public company experience. Prior to joining the Company, Mr. Hundt served as Corporate Controller of GXO Logistics from April 2023 to June 2025. Prior to GXO, he held various finance and accounting leadership positions at Mastercard, including Assistant Corporate Controller, from 2015 to April 2023. Earlier in his career, Mr. Hundt spent 11 years in the audit practice at PwC, including time in the firm’s national office supporting SEC reporting and compliance matters for public company clients.

Since joining the Company, Mr. Hundt has supported efforts to strengthen the Company’s accounting organization, enhance financial reporting processes, and recruit, develop and retain key accounting and finance personnel.

Voting of Proxies

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important and the Board encourages you to exercise your right to vote, whether or not you plan to attend the Annual Meeting. Please refer to the Proxy Statement for additional information on how to vote. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on June 17, 2026:

The Proxy Statement, this Supplement and the Annual Report of the Company for the year ended December 31, 2025 are available free of charge at www.proxyvote.com.